Exhibit 99.1

HCI Group Reports Third Quarter 2018 Results

Tampa, Fla. – November 6, 2018 – HCI Group, Inc. (NYSE:HCI), a holding company primarily engaged in homeowners insurance, with additional operations in reinsurance, real estate and information technology, reported results for the three and nine months ended September 30, 2018.

Third Quarter 2018 – Financial Results

Net income for the third quarter of 2018 totaled $9.0 million or $1.00 diluted earnings per share compared with a net loss of $40.5 million or $4.44 loss per share in the third quarter of 2017, which was impacted by Hurricane Irma. Adjusted net income (a non-GAAP financial measure which excludes unrealized gains and losses on equity securities) for the quarter was $9.3 million or $1.02 per fully diluted share. The company has included in this press release an explanation of adjusted net income as well as a reconciliation to net income and earnings per share calculated in accordance with generally accepted accounting principles (known as “GAAP”).

Gross premiums earned totaled $86.2 million compared with $88.7 million in the same period in 2017. The decrease was primarily attributable to attrition in the number of insurance policies outstanding.

Gross premiums written were $90.4 million compared with $94.9 million in the same quarter of 2017.

Premiums ceded decreased to $32.0 million or 37.1% of gross premiums earned from $44.7 million or 50.4% of gross premiums earned in the third quarter of 2017. The primary reason for the decrease was an unfavorable adjustment made in the third quarter of 2017 related to retrospective reinsurance provisions.

Net premiums earned (defined as gross premiums earned less premiums ceded to reinsurers) were $54.2 million compared with $44.0 million in the same period in 2017.

Net premiums written (defined as gross premiums written less premiums ceded to reinsurers) were $58.4 million compared with $50.2 million in the same period in 2017.

Net investment income was $5.1 million compared with $2.9 million in the same quarter of 2017. The increase was primarily attributable to an increase in income from limited partnerships and higher interest income on fixed-maturity securities, short-term investments and cash.

Net realized investment gains were $1.6 million compared with losses of $0.2 million in the same period of 2017.

Losses and loss adjustment expenses were $25.8 million compared with $89.2 million in the same period in 2017. In the third quarter of 2017, losses and loss adjustment expenses were impacted by $54.0 million of losses incurred as a result of Hurricane Irma, adverse development related to Hurricane Matthew, and strengthening of loss reserves in response to assignment of insurance benefits and related litigation.

Income tax expense was $2.9 million on pre-tax net income of $11.9 million for the third quarter of 2018. The effective tax rate was 24.5% for 2018 and 38.6% for 2017. The decrease in rate was primarily attributable to lower federal corporate income tax rates effective January 1, 2018.

Third Quarter 2018 - Financial Ratios

The loss ratio was 29.9% of gross premiums earned for the third quarter of 2018 compared with 100.6% in the third quarter of 2017. The decrease was primarily due to losses incurred from Hurricane Irma during the third quarter of 2017.

The combined ratio (total of all expenses in relation to net premiums earned) was 92.0% for the third quarter of 2018 compared with 258.2% in the third quarter of 2017.

Nine Months Ended September 30, 2018 - Financial Results

Net income for the nine months ended September 30, 2018 totaled $26.2 million or $3.03 diluted earnings per share compared with a net loss of $19.0 million or $2.05 loss per share for the nine months ended September 30, 2017. Adjusted net income (a non-GAAP measure which excludes unrealized gains and losses on equity securities) for the nine-month period was $29.6 million or $3.30 per fully diluted share. An explanation of this non-GAAP financial measure and reconciliations to the applicable GAAP numbers accompany this press release.

Gross premiums earned decreased to $257.9 million from $270.4 million in the same period in 2017. The decrease was primarily attributable to attrition in the number of insurance policies outstanding. Gross premiums written were $292.9 million compared with $300.7 million in the same nine-month period of 2017.

Premiums ceded were $97.2 million or 37.7% of gross premiums earned compared with $101.5 million or 37.6% of gross premiums earned during the same period in 2017.

Net premiums earned decreased to $160.7 million from $168.8 million for the nine months ended September 30, 2017.

Net realized investment gains were $6.5 million compared with $2.3 million during the same period in 2017.

Losses and loss adjustment expenses for the nine months ended September 30, 2018 and 2017 were $67.2 million and $142.4 million, respectively. Losses and loss adjustment expenses for the nine months ended September 30, 2017 were significantly impacted by the losses incurred as a result of Hurricane Irma and Hurricane Matthew and the strengthening of loss reserves in response to trends involving assignment of insurance benefits and related litigation.

Interest expense was $13.5 million compared with $12.3 million in the same nine-month period in 2017. The increase resulted from the effect of the issuance of 4.25% convertible senior notes in March 2017, offset in part by the redemption of the 8% senior notes in April 2017.

Income tax expense was $12.1 million on pre-tax net income of $38.2 million for the nine months ended September 30, 2018. In the same nine months of 2017, an income tax benefit of $13.6 million offset a pre-tax operating loss of $32.6 million attributable primarily to losses sustained from Hurricane Irma. The effective tax rate was 31.5% for the nine-month period in 2018 and 41.7% for the nine-month period in 2017. The decrease in rate was primarily attributable to a lower federal corporate income tax rate effective January 1, 2018, offset by $1.6 million of derecognized deferred tax assets and $1.7 million of nondeductible expense of dividends paid, both of which related to restricted stock awards with market conditions that will not be met.

Book value per share, defined as shareholders’ equity divided by common shares outstanding at the end of the respective reporting periods, was $22.96 at September 30, 2018 compared with $22.14 at December 31, 2017.

Nine Months Ended September 30, 2018 - Financial Ratios

The loss ratio was 26.1% of gross premiums earned for the nine months ended September 30, 2018 compared with 52.7% in the nine months ended September 30, 2017.

The combined ratio was 87.2% compared with 127.5% in the same period in 2017.

Conference Call

HCI Group will hold a conference call later today, November 6, 2018, to discuss these financial results. Chairman and Chief Executive Officer Paresh Patel and Chief Financial Officer Mark Harmsworth will host the call starting at 4:45 p.m. Eastern time. A question and answer session will follow management’s presentation.

Interested parties can listen to the live presentation by dialing the listen-only number below or by clicking the webcast link available on the Investor Information section of the company’s website at www.hcigroup.com.

Listen-only toll-free number: (877) 407-8033

Listen-only international number: (201) 689-8033

Please call the conference telephone number 10 minutes before the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at (949) 574-3860.

A replay of the call will be available by telephone after 8:00 p.m. Eastern time on the same day as the call and via the Investor Information section of the HCI Group website at www.hcigroup.com through December 6, 2018.

Toll-free replay number: (877) 481-4010

International replay number: (919) 882-2331

Replay ID: 37843

About HCI Group, Inc.

HCI Group, Inc. owns subsidiaries engaged in diverse, yet complementary business activities, including homeowners’ insurance, reinsurance, real estate and information technology services. The company’s largest subsidiary, Homeowners Choice Property & Casualty Insurance Company, Inc., is a leading provider of property and casualty insurance in the state of Florida.

The company’s common shares trade on the New York Stock Exchange under the ticker symbol “HCI” and are included in the Russell 2000 Index and the S&P SmallCap 600 Index. HCI Group, Inc. regularly publishes financial and other information in the Investor Information section of the company’s website. For more information about HCI Group and its subsidiaries, visit www.hcigroup.com.

Company Contact:

Kevin Mitchell, Senior Vice President of Investor Relations

HCI Group, Inc.

Tel (813) 405-3603

kmitchell@hcigroup.com

Investor Relations Contact:

Matt Glover or Najim Mostamand, CFA

Liolios Group, Inc.

Tel (949) 574-3860

HCI@liolios.com

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HCI GROUP, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(Dollar amounts in thousands)

	At September 30, 2018	At December 31, 2017
	(Unaudited)
Assets
Fixed-maturity securities, available for sale, at fair value (amortized cost: $147,193 and $235,633, respectively)	$145,719	237,484
Equity securities, at fair value (cost: $44,184 and $54,282, respectively)	45,311	59,956
Short-term investments, at fair value	87,778	—
Limited partnership investments, at equity	28,944	23,184
Investment in unconsolidated joint venture, at equity	860	1,304
Real estate investments	63,892	58,358

Total investments	372,504	380,286

Cash and cash equivalents	249,083	255,884
Restricted cash	700	809
Accrued interest and dividends receivable	1,527	1,983
Income taxes receivable	3,005	16,192
Premiums receivable	25,461	17,807
Prepaid reinsurance premiums	27,458	22,286

Reinsurance recoverable:
Paid losses and loss adjustment expenses	22,200	2,344
Unpaid losses and loss adjustment expenses	50,895	100,760
Deferred policy acquisition costs	20,669	16,712
Property and equipment, net	13,183	12,465
Intangible assets, net	4,951	4,995
Other assets	24,701	9,741

Total assets	$816,337	842,264

Liabilities and Stockholders’ Equity
Losses and loss adjustment expenses	$138,414	198,578
Unearned premiums	199,050	164,896
Advance premiums	10,350	4,948
Assumed reinsurance balances payable	142	15
Accrued expenses	11,759	6,035
Reinsurance recovered in advance on unpaid losses	—	13,885
Deferred income taxes, net	2,221	1,890
Long-term debt	248,544	237,835
Other liabilities	13,722	20,207

Total liabilities	624,202	648,289

Stockholders’ equity:
7% Series A cumulative convertible preferred stock (no par value, 1,500,000 shares authorized, no shares issued and outstanding)	—	—
Series B junior participating preferred stock (no par value, 400,000 shares authorized, no shares issued or outstanding)	—	—
Preferred stock (no par value, 18,100,000 shares authorized, no shares issued or outstanding)	—	—
Common stock, (no par value, 40,000,000 shares authorized, 8,368,188 and 8,762,416 shares issued and outstanding at September 30, 2018 and December 31, 2017, respectively)	—	—
Additional paid-in capital	—	—
Retained income	193,236	189,409
Accumulated other comprehensive (loss) income, net of taxes	(1,101)	4,566

Total stockholders’ equity	192,135	193,975

Total liabilities and stockholders’ equity	$816,337	842,264

HCI GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

(Dollar amounts in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenue
Gross premiums earned	$86,163	88,669	257,854	270,376
Premiums ceded	(31,986)	(44,705)	(97,190)	(101,529)

Net premiums earned	54,177	43,964	160,664	168,847
Net investment income	5,054	2,878	11,671	8,522
Net realized investment gains (losses)	1,626	(226)	6,520	2,276
Net unrealized investment (losses) gains	(390)	74	(4,547)	74
Net other-than-temporary impairment losses	—	(474)	(80)	(864)
Policy fee income	843	905	2,563	2,721
Other	433	369	1,504	1,207

Total revenue	61,743	47,490	178,295	182,783

Expenses
Losses and loss adjustment expenses	25,769	89,231	67,227	142,425
Policy acquisition and other underwriting expenses	9,829	9,926	29,148	29,645
Impairment Loss	—	38	—	38
General and administrative personnel expenses	6,781	6,672	20,904	21,021
Interest expense	4,552	4,408	13,527	12,328
Loss on repurchases of senior notes	—	—	—	743
Other operating expenses	2,889	3,233	9,242	9,154

Total expenses	49,820	113,508	140,048	215,354

Income (loss) before income taxes	11,923	(66,018)	38,247	(32,571)
Income tax expense (benefit)	2,926	(25,472)	12,056	(13,587)

Net income	$8,997	(40,546)	26,191	(18,984)

Basic earnings (loss) per share	$1.08	(4.44)	3.29	(2.05)

Diluted earnings (loss) per share	$1.00	(4.44)	3.03	(2.05)

Dividends per share	$0.375	0.35	1.10	1.05

HCI GROUP, INC. AND SUBSIDIARIES

(Amounts in thousands, except per share amounts)

A summary of the numerator and denominator of basic and diluted income per common share calculated in accordance with GAAP is presented below.

GAAP	Three Months Ended September 30, 2018			Nine Months Ended September 30, 2018
	Income (Numerator)	Shares (Denominator)	Per Share Amount	Income (Numerator)	Shares (Denominator)	Per Share Amount
Net income	$8,997			$26,191
Less: Income attributable to participating securities*	(591)			(92)

Basic Earnings Per Share:
Income allocated to common stockholders	8,406	7,791	$1.08	26,099	7,931	$3.29

Effect of Dilutive Securities:
Stock options	—	17		—	17
Convertible senior notes	3,188	3,808		9,481	3,803

Diluted Earnings Per Share:
Income available to common stockholders and assumed conversions	$11,594	11,616	$1.00	$35,580	11,751	$3.03

*

Income attributable to participating securities for the three and nine months ended September 30, 2018 included the reclassification of cumulative dividends paid on certain restricted stock with market based vesting conditions from retained income to expense.

Non-GAAP Financial Measures

Adjusted net income is a non-GAAP financial measure that removes from net income the effect of unrealized gains and losses on equity securities that are required to be included in results of operations in accordance with a new accounting standard effective January 1, 2018. HCI Group believes net income without the effect of volatility in equity prices is more comparable to prior period operating results. This financial measurement is not recognized in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and should not be viewed as an alternative to GAAP measures of performance. A reconciliation of GAAP Net income to non-GAAP Adjusted net income and GAAP diluted earnings per share to non-GAAP Adjusted diluted earnings per share is provided below.

Reconciliation of GAAP Net Income to Non-GAAP Adjusted Net Income
	Three Months Ended September 30, 2018		Nine Months Ended September 30, 2018
GAAP Net Income		$8,997		$26,191
Add back: Net unrealized investment losses	$390		$4,547
Less: Tax effect at 25.345%	$(99)		$(1,152)

Net adjustment to Net Income		$291		$3,395

Non-GAAP Adjusted Net Income		$9,288		$29,586

HCI GROUP, INC. AND SUBSIDIARIES

(Amounts in thousands, except per share amounts)

A summary of the numerator and denominator of the basic and diluted income per common share calculated with the non-GAAP financial measure Adjusted net income is presented below.

Non-GAAP	Three Months Ended September 30, 2018			Nine Months Ended September 30, 2018
	Income (Numerator)	Shares (Denominator)	Per Share Amount	Income (Numerator)	Shares (Denominator)	Per Share Amount
Adjusted net income (non-GAAP)	$9,288			$29,586
Less: Income attributable to participating securities*	(614)			(332)

Basic Earnings Per Share before unrealized gains/losses on equity securities:
Income allocated to common stockholders	8,674	7,791	$1.11	29,254	7,931	$3.69

Effect of Dilutive Securities:
Stock options	—	17		—	17
Convertible senior notes	3,188	3,808		9,481	3,803

Diluted Earnings Per Share before unrealized gains/losses on equity securities:
Income available to common stockholders and assumed conversions	$11,862	11,616	$1.02	$38,735	11,751	$3.30

*

Income attributable to participating securities for the three and nine months ended September 30, 2018 included the reclassification of cumulative dividends paid on certain restricted stock with market based vesting conditions from retained income to expense.

Reconciliation of GAAP Diluted EPS to non-GAAP Adjusted Diluted EPS

	Three Months Ended September 30, 2018		Nine Months Ended September 30, 2018
GAAP diluted Earnings Per Share		$1.00		$3.03
Add back: Net unrealized investment losses	$0.03		$0.39
Less: Tax effect at 25.345%	$(0.01)		$(0.11)

Net adjustment to GAAP diluted EPS		$0.02		$0.28

Non-GAAP Adjusted diluted EPS		$1.02		$3.30